UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2017 (July 25, 2017)

 ENTERPRISE BANCORP, INC.
(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)

(978) 459-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d)    Effective July 25, 2017, in accordance with authority provided under the By-Laws of Enterprise Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Enterprise Bank and Trust Company (the “Bank”), the Boards of Directors of the Company and the Bank approved an increase in the size of the Boards from 18 to 19 and appointed Kenneth S. Ansin to each of the Board of Directors of the Company and the Bank. Mr. Ansin will serve in the 2019 class of directors, until the 2019 annual shareholders’ meeting. Mr. Ansin has also been appointed to serve on the Strategic Planning Committee of the Company and the Bank and the Enterprise Wealth Management Committee of the Bank.

Mr. Ansin has served Enterprise Bank in numerous capacities over the last 25 years, most recently as a regional community banking director, focused on working with residents, businesses and nonprofit organizations in the Nashoba Valley and North Central Massachusetts areas. Mr. Ansin currently serves as co-chair of The Fitchburg Plan, co-chair of the Heywood Hospital capital campaign, and as a member of the North Central Massachusetts Chamber of Commerce Leadership Council. Mr. Ansin holds a Master of Public Administration degree from Harvard University’s Kennedy School of Government, as well as a Bachelor of Science degree in Political Science from the University of Massachusetts at Amherst. He has served as an adjunct/guest lecturer at Brandeis University, Bentley College, Fitchburg State College and Mount Wachusett Community College.

In connection with his appointment, Mr. Ansin will receive the same compensation paid to the Company’s other non-employee directors and committee members, on a pro-rated basis, as disclosed in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 3, 2017. Mr. Ansin does not have any arrangements or understandings with any other person pursuant to which he was appointed.

Due to his past employment at the Bank, the Board has determined that Mr. Ansin is not an independent director. During the year ended December 31, 2016, the total compensation paid to Mr. Ansin was $235,650, which includes cash compensation, equity awards, and the employer paid portion of specific benefits.

A copy of the Company’s press release announcing Mr. Ansin’s appointment is attached hereto as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits
(a)        Not applicable
(b)        Not applicable
(c)        Not applicable
(d)        The following exhibit is included with this report:

Exhibit 99.1     Press release dated July 25, 2017, announcing the appointment of Kenneth S. Ansin as a director of the Company and the Bank.

[Remainder of Page Intentionally Blank]

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: July 28, 2017	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer
and Chief Financial Officer